BMO FUNDS, INC.

AMENDED AND RESTATED

MULTIPLE CLASS PLAN – TARGET RISK FUNDS

This Multiple Class Plan (“Plan”) is adopted by BMO Funds, Inc. (the “Corporation”), a Wisconsin corporation, with respect to the classes of shares (“Classes”) of certain of its portfolios (the “Funds”) set forth in exhibits hereto (the “Class Exhibits”).

1.      PURPOSE

This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Rule”), in connection with the issuance by the Corporation of more than one class of shares of any or all of the Funds in reliance on the Rule.

2.      SEPARATE ARRANGEMENTS / CLASS DIFFERENCES

The arrangements for shareholder services, administrative services and the distribution of securities for each Class shall be as set forth in the applicable Class Exhibit hereto.

3.      EXPENSE ALLOCATIONS

Each Class shall be allocated their allocable portion of Fund-level and Corporation-level expenses. Each Class shall be allocated those expenses attributable specifically to the Class, which are described in the applicable Class Exhibit hereto (“Class Expenses”). Class Expenses may include distribution expenses; shareholder services expenses; transfer agent fees; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; blue sky registration fees; SEC registration fees; the expense of administrative personnel and services as required to support the shareholders of a specific class; litigation or other legal expenses relating solely to one Class; or directors’ fees incurred as a result of issues relating to one Class of shares.

4.      CONVERSION FEATURES

The conversion features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

5.      EXCHANGE FEATURES

The exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

6.      AMENDMENT

Any material amendment of this Plan or any Class Exhibit hereto by the Corporation is subject to the approval of a majority of the directors of the Corporation, and a majority of the directors of the Corporation who are not interested persons of the Corporation, pursuant to the Rule.

EXHIBIT A

to the

Multiple Class Plan

BMO FUNDS, INC.

CLASS Y SHARES

BMO Conservative Allocation Fund

BMO Moderate Allocation Fund

BMO Balanced Allocation Fund

BMO Growth Allocation Fund

BMO Aggressive Allocation Fund

Effective August 7, 2019

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class Y Shares of the Fund.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class Y Shares are designed for sale to retail customers and others who prefer to invest in open-end investment company securities without the imposition of a sales charge or Rule 12b-1 fee.

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICES FEES

The Class Y Shares are subject to a shareholder service fee equal to 0.25% of the average daily net asset value of the Class Y Shares, computed on an annual basis. All or any portion of this fee may be waived by the shareholder servicing agent from time to time.

ADMINISTRATION FEES

The Class Y Shares are subject to an administration fee equal to 0.15% of the average daily net asset value of the Class Y Shares, computed on an annual basis.

A-1

MINIMUM INVESTMENTS

The minimum initial investment in Class Y Shares is set forth in the currently effective prospectus(es) applicable to the Funds.

VOTING RIGHTS

Each Class Y Share gives the shareholder one vote in matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class of the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

No Distribution Fees are allocated to Class Y Shares.

SHAREHOLDER SERVICE FEES

Shareholder Service Fees are allocated equally among the Class Y Shares of each Fund.

ADMINISTRATION FEES

Administration Fees are allocated equally among the Class Y Shares of each Fund.

3.	CONVERSION FEATURES

Class Y Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class Y Shares of any portfolio may be exchanged for shares of the same class of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus. Class Y Shares of any Fund may be exchanged for a different Class of shares offered by the same Fund, provided in each circumstance that the shareholder meets the eligibility requirements and any minimum initial or subsequent investment requirements of the Class into which the shareholder seeks to exchange, which are described from time to time in a Fund’s prospectus or statement of additional information.

A-2

EXHIBIT B

to the

Multiple Class Plan

BMO FUNDS, INC.

CLASS I SHARES

BMO Conservative Allocation Fund

BMO Moderate Allocation Fund

BMO Balanced Allocation Fund

BMO Growth Allocation Fund

BMO Aggressive Allocation Fund

Effective August 10, 2016

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class I Shares of the Funds.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class I Shares are designed for sale to institutional investors and employees of BMO Financial Corp. and its subsidiaries (“BMO Employees”), their spouse or domestic partner, and their children.

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICES FEES

None

ADMINISTRATION FEES

The Class I Shares are subject to an administration fee equal to 0.15% of the average daily net asset value of the Class I Shares, computed on an annual basis.

B-1

MINIMUM INVESTMENTS

The minimum initial investment in Class I Shares is set forth in the currently effective prospectus(es) applicable to the Funds.

VOTING RIGHTS

Each Class I Share gives the shareholder one vote in matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class of the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

No Distribution Fees are allocated to Class I Shares.

SHAREHOLDER SERVICE FEES

No Shareholder Service Fees are allocated to Class I Shares.

ADMINISTRATION FEES

Administration Fees are allocated equally among the Class I Shares of each Fund.

3.	CONVERSION FEATURES

If a shareholder’s investment in the Class I Shares of a Fund falls below the minimum investment for such Fund as set forth above, the Corporation may, in its discretion, convert the shareholder’s Class I Shares into Class Y Shares of the same Fund.

In addition, effective as of August 11, 2016, the Class I Shares of the following Funds shall be converted into Class R6 Shares of the same Funds: BMO In-Retirement Fund, BMO Target Retirement 2020 Fund, BMO Target Retirement 2030 Fund, BMO Target Retirement 2040 Fund, and BMO Target Retirement 2050 Fund.

4.	EXCHANGE FEATURES

Class I Shares of any portfolio may be exchanged for shares of the same class of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus. Class I Shares of any Fund may be exchanged for a different Class of shares offered by the same Fund, provided in each circumstance that the shareholder meets the eligibility requirements and any minimum initial or subsequent investment requirements of the Class into which the shareholder seeks to exchange, which are described from time to time in a Fund’s prospectus or statement of additional information.

B-2

EXHIBIT C

to the

Multiple Class Plan

BMO FUNDS, INC.

CLASS R3 SHARES

BMO Conservative Allocation Fund

BMO Moderate Allocation Fund

BMO Balanced Allocation Fund

BMO Growth Allocation Fund

BMO Aggressive Allocation Fund

Effective August 7, 2019

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class R3 Shares of the Fund.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class R3 Shares are designed for certain categories of investors who qualify for investment in such shares as set forth in the currently effective prospectus(es) applicable to the Funds.

SALES LOAD

None

DISTRIBUTION FEES

The Class R3 Shares are subject to a Rule 12b-1 distribution fee equal to a maximum of 0.50% of the average daily net asset value of the Class R3 Shares, computed on an annual basis.

SHAREHOLDER SERVICES FEES

None

ADMINISTRATION FEES

The Class R3 Shares are subject to an administration fee equal to 0.15% of the average daily net asset value of the Class R3 Shares, computed on an annual basis.

C-1

VOTING RIGHTS

Each Class R3 Share gives the shareholder one vote in matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class of the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

Distribution Fees are allocated equally among the Class R3 Shares of each Fund.

SHAREHOLDER SERVICE FEES

No Shareholder Service Fees are allocated to Class R3 Shares.

ADMINISTRATION FEES

Administration Fees are allocated equally among the Class R3 Shares of each Fund.

3.	CONVERSION FEATURES

Class R3 Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class R3 Shares of any portfolio may be exchanged for shares of the same class of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus. Class R3 Shares of any Fund may be exchanged for a different Class of shares offered by the same Fund, provided in each circumstance that the shareholder meets the eligibility requirements and any minimum initial or subsequent investment requirements of the Class into which the shareholder seeks to exchange, which are described from time to time in a Fund’s prospectus or statement of additional information.

C-2

EXHIBIT D

to the

Multiple Class Plan

BMO FUNDS, INC.

CLASS R6 SHARES

BMO Conservative Allocation Fund

BMO Moderate Allocation Fund

BMO Balanced Allocation Fund

BMO Growth Allocation Fund

BMO Aggressive Allocation Fund

Effective August 7, 2019

This Exhibit to the Multiple Class Plan (the “Plan”) is hereby adopted by the above-listed portfolios of the Corporation (“Funds”) pursuant to Sections 2, 3, 4, and 5 of the Plan with regard to the Class R6 Shares of the Funds.

1.	SEPARATE ARRANGEMENTS

CHANNEL/TARGET CUSTOMERS

Class R6 Shares are designed for certain categories of investors who qualify for investment in such shares as set forth in the currently effective prospectus(es) applicable to the Funds.

SALES LOAD

None

DISTRIBUTION FEES

None

SHAREHOLDER SERVICES FEES

None

ADMINISTRATION FEES

None

D-1

VOTING RIGHTS

Each Class R6 Share gives the shareholder one vote in matters submitted to shareholders of the entire Corporation for vote. All shares of each portfolio or class of the Funds have equal voting rights, except that only shares of a particular portfolio or class are entitled to vote in matters affecting that portfolio or class.

2.	EXPENSE ALLOCATION

DISTRIBUTION FEES

No Distribution Fees are allocated to Class R6 Shares.

SHAREHOLDER SERVICE FEES

No Shareholder Service Fees are allocated to the Class R6 Shares.

ADMINISTRATION FEES

No Administration Fees are allocated to the Class R6 Shares.

3.	CONVERSION FEATURES

Class R6 Shares are not convertible into shares of any other class.

4.	EXCHANGE FEATURES

Class R6 Shares of any portfolio may be exchanged for shares of the same class of other Funds of the Corporation pursuant to the conditions described in the applicable prospectus. Class R6 Shares of any Fund may be exchanged for a different Class of shares offered by the same Fund, provided in each circumstance that the shareholder meets the eligibility requirements and any minimum initial or subsequent investment requirements of the Class into which the shareholder seeks to exchange, which are described from time to time in a Fund’s prospectus or statement of additional information.

D-2